Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES FIRST QUARTER RESULTS

- Revenues Increased 7.3% in the First Quarter of 2025

- American Place Casino Achieved a New Property Record in March 2025,
Reaching $10.9 Million of Monthly Gaming Revenue

- Revenues from Our Colorado Operations Increased 33.9% in the First Quarter of 2025

- Silver Slipper Benefited from New Leadership and Operational Improvements

Las Vegas – May 8, 2025 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the first quarter ended March 31, 2025.

On a consolidated basis, revenues in the first quarter of 2025 were $75.1 million, a 7.3% increase from $69.9 million in the prior-year period. These results reflect the continued ramp-up of operations at the Company’s two newest properties, American Place Casino and Chamonix Casino Hotel. Net loss for the first quarter of 2025 was $9.8 million, or $(0.27) per diluted common share, which includes $0.1 million of project development costs and a $0.2 million loss on the sale of certain remaining assets at Stockman’s Casino. In the prior-year period, net loss was $11.3 million, or $(0.33) per diluted common share, reflecting $1.7 million of preopening costs, primarily related to Chamonix in advance of its full opening. Adjusted EBITDA(a) was $11.5 million in the first quarter of 2025, reflecting growth at American Place and operational improvements at Silver Slipper, offset by elevated costs at Chamonix as its operations continue to ramp. In the prior-year period, Adjusted EBITDA was $12.4 million.

“Our three largest properties – American Place, Silver Slipper, and Chamonix – all made meaningful strides during the first quarter,” said Daniel R. Lee, President and Chief Executive Officer of Full House Resorts. “At American Place, we are pleased with the strong continued ramp of our temporary facility. In March 2025, for example, we not only crossed $10 million of monthly gaming revenue for the first time, but we nearly reached $11 million. Our player database continues to expand at an impressive pace, recently surpassing 100,000 members.

“These milestones underscore American Place’s continuing momentum, as well as its strategic location in a highly attractive and underserved market. Chicago’s northern suburbs have long lacked a premium gaming and entertainment destination, and we believe the luxurious amenities of our planned permanent casino will fill that gap. We anticipate a significant uplift in performance when we transition from the temporary American Place facility to the permanent casino, similar to the results that have been reported in Rockford and other cities after temporary casinos transition into their permanent facilities.

“At Silver Slipper, a new leadership team has helped reinvigorate that property’s operations. Led by operational improvements, operating income improved by $0.6 million despite a $0.7 million decline in revenues. We recently refreshed a large portion of the Silver Slipper’s slot floor, which we believe will further benefit the property’s financial results in the second half of the year.

“We’ve also made numerous management changes in Colorado, where our Chamonix/Bronco Billy’s gaming complex continues to see strong growth in revenues and new player sign-ups. Revenues grew 33.9% year-over-year. Expenses also grew at a large percentage, as we incurred the costs of operating the entire facility, versus the partial operations of the year-ago period. We have increased our focus on cost efficiencies, while continuing to maintain growth, in order to drive profitability. As part of this focus, we welcomed Brandon Lenssen as Chamonix’s new general manager in mid-March. Despite his short tenure, Brandon and his team have already identified several million dollars of annual cost savings that will help Chamonix deliver stronger bottom-line results. Combined with new and enhanced marketing efforts, we expect positive results from our Colorado operations as we move into the seasonally-important spring and summer seasons.”

First Quarter Highlights and Subsequent Events

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and American Place Casino. Revenues for the segment were $57.2 million in the first quarter of 2025, a 4.6% increase from $54.6 million in the prior-year period. Adjusted Segment EBITDA was $13.1 million, a 3.4% increase from $12.7 million in the prior-year period. These results reflect operational improvements at Silver Slipper and continuing growth at American Place, which opened in February 2023. At American Place, expenses reflect production costs for new advertisements expected to run over the next several quarters, an increase in overall advertising versus the prior-year period, and additional labor costs related to expanded food options. Additionally, the gaming tax rate at American Place increased due to its higher casino revenues.
●	West. This segment includes Grand Lodge Casino (located within the Hyatt Regency Lake Tahoe resort in Incline Village), Stockman’s Casino, Bronco Billy’s Casino, and Chamonix Casino Hotel, which opened in phases between December 2023 and October 2024. Bronco Billy’s and Chamonix are two integrated and adjoining casinos, operating as a single entity. Revenues for the segment rose 19.8% to $15.6 million in the first quarter of 2025, reflecting the full opening of Chamonix, versus $13.0 million in the prior-year period. Adjusted Segment EBITDA was $(2.5) million in the first quarter of 2025, reflecting early inefficiencies related to Chamonix’s new operations and the adverse impacts of snowy weather. In the prior-year period, Adjusted Segment EBITDA was $(0.1) million.

While revenues have grown meaningfully since Chamonix’s opening, our team is now focused on sustainable growth and overall profitability. To support those efforts, in March 2025, we hired a new general manager at Chamonix with extensive gaming experience in Colorado.

On August 28, 2024, we entered into an agreement with a third party to sell the operating assets of Stockman’s for aggregate cash consideration of $9.2 million, plus certain working capital adjustments at closing. The asset sale was designed to be completed in two phases: the sale of Stockman’s real property for $7.0 million, which closed in the second half of 2024 at a $1.9 million gain; and the sale of certain remaining operating assets for $2.2 million (excluding working capital adjustments), which closed on April 1, 2025 at a $0.2 million loss. Accordingly, as of April 1, 2025, we no longer own or operate Stockman’s Casino.
●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues were $2.3 million in the first quarters of both 2025 and 2024. Adjusted Segment EBITDA in the first quarter of 2025 was $2.2 million, an increase from $1.9 million in the prior-year period.

In January 2025, we received notice that our remaining contracted sports betting operator in Colorado and Indiana was discontinuing its operations in those states, to be effective in June 2025 and December 2025, respectively. There is no certainty that we will be able to enter into agreements with other third-party operators on similar terms, or at all.

Liquidity and Capital Resources

As of March 31, 2025, we had $30.7 million in cash and cash equivalents. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which is currently callable at 102.063% of par, and $30.0 million outstanding under our revolving credit facility. As of May 8, 2025, $25.0 million of our credit facility was drawn.

In March 2025, we extended the maturity date of our revolving credit facility from March 31, 2026 to January 1, 2027. Additionally, management continues to evaluate the most efficient means to finance the permanent American Place facility, which may include refinancing most of the Company’s currently outstanding debt.

Conference Call Information

We will host a conference call for investors today, May 8, 2025, at 4:30 p.m. ET (1:30 p.m. PT) to discuss our 2025 first quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (646) 307-1865.

A replay of the conference call will be available shortly after the conclusion of the call through May 22, 2025. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 1125724.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Adjusted Property EBITDA. Adjusted Property EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each property.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues
Casino	$55,300	$51,673
Food and beverage	10,061	9,769
Hotel	3,842	2,852
Other operations, including contracted sports wagering	5,855	5,630
	75,058	69,924
Operating costs and expenses
Casino	22,885	20,575
Food and beverage	10,319	9,760
Hotel	2,363	2,163
Other operations	846	791
Selling, general and administrative	26,941	24,935
Project development costs	141	—
Preopening costs	—	1,663
Depreciation and amortization	10,607	10,625
Loss on disposal of assets	6	18
Impairment of assets held for sale at Stockman’s	212	—
	74,320	70,530
Operating income (loss)	738	(606)
Other expense
Interest expense, net	(10,297)	(10,250)
Loss before income taxes	(9,559)	(10,856)
Income tax provision	206	416
Net loss	$(9,765)	$(11,272)

Basic loss per share	$(0.27)	$(0.33)
Diluted loss per share	$(0.27)	$(0.33)

Basic weighted average number of common shares outstanding	35,831	34,590
Diluted weighted average number of common shares outstanding	35,831	34,590

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenues
Midwest & South	$57,172	$54,632
West	15,606	13,032
Contracted Sports Wagering	2,280	2,260
	$75,058	$69,924
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$13,107	$12,682
West	(2,467)	(133)
Contracted Sports Wagering	2,180	1,935
Adjusted Segment EBITDA	12,820	14,484
Corporate	(1,333)	(2,075)
Adjusted EBITDA	$11,487	$12,409

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Loss and Operating Income (Loss) to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net loss	$(9,765)	$(11,272)
Income tax provision	206	416
Interest expense, net	10,297	10,250
Operating income (loss)	738	(606)
Project development costs	141	—
Preopening costs	—	1,663
Depreciation and amortization	10,607	10,625
Loss on disposal of assets	6	18
Impairment of assets held for sale at Stockman’s	212	—
Stock-based compensation, net	(217)	709
Adjusted EBITDA	$11,487	$12,409

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended March 31, 2025
							Adjusted
				Impairment			Segment
	Operating	Depreciation	Loss on	of assets held	Project		EBITDA and
	Income	and	Disposal	for sale at	Development	Stock-Based	Adjusted
	(Loss)	Amortization	of Assets	Stockman’s	Costs	Compensation, net	EBITDA
Reporting segments
Midwest & South	$6,892	$6,209	$6	$—	$—	$—	$13,107
West	(7,056)	4,377	—	212	—	—	(2,467)
Contracted Sports Wagering	2,180	—	—	—	—	—	2,180
	2,016	10,586	6	212	—	—	12,820
Other operations
Corporate	(1,278)	21	—	—	141	(217)	(1,333)
	$738	$10,607	$6	$212	$141	$(217)	$11,487

Three Months Ended March 31, 2024
						Adjusted
						Segment
	Operating	Depreciation	Loss on			EBITDA and
	Income	and	Disposal	Preopening	Stock-Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$5,809	$6,736	$18	$119	$—	$12,682
West	(5,536)	3,859	—	1,544	—	(133)
Contracted Sports Wagering	1,935	—	—	—	—	1,935
	2,208	10,595	18	1,663	—	14,484
Other operations
Corporate	(2,814)	30	—	—	709	(2,075)
	$(606)	$10,625	$18	$1,663	$709	$12,409

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include details regarding our growth projects, including our expected construction budgets, estimated commencement and completion dates, and expected amenities; our expected operational performance for our growth projects, including Chamonix and American Place; our expectations regarding the timing of the ramp-up of operations of Chamonix and American Place; our expectations regarding the operation and performance of our other properties and segments; our expectations regarding our ability to generate operating cash flow and to obtain debt financing on reasonable terms and conditions for the construction of the permanent American Place facility; our expectations regarding our ability to refinance our outstanding debt; our expectations regarding the effect of management changes and operational improvements at our properties; and our sports wagering contracts with third-party providers, including the expected revenues and expenses, as well as our expectations regarding the potential usage of our idle sports skins by us or others. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay our substantial indebtedness; our ability to finance the construction of the permanent American Place facility; our ability to refinance our outstanding debt; inflation, tariffs, immigration policies, and their potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; our ability to complete construction at American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including American Place; construction risks, disputes and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

We own, lease, develop and operate gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com